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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 18, 1998

                           AMERICA SERVICE GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

             0-19673                                     51-0332317
       (Commission File No.)                (I.R.S. Employer Identification No.)

                          105 Westpark Drive, Suite 300
                           Brentwood, Tennessee 37027
                    (Address of Principal Executive Offices)


                                 (615) 373-3100
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events

         On December 18, 1998, America Service Group Inc. (the "Company") executed a Stock Purchase Agreement (the "Stock Purchase Agreement") with InPhyNet Administrative Services, Inc., a Florida corporation and wholly owned subsidiary of MedPartners, Inc. ("InPhyNet"), pursuant to which the Company will acquire all the issued and outstanding shares of common stock of EMSA Government Services, Inc. ("EMSA"), a wholly owned subsidiary of InPhyNet, for $67,000,000.00 in cash (the "Acquisition"). After the closing, EMSA will be operated as a wholly owned subsidiary of the Company. The Acquisition is conditioned upon, among other things, certain regulatory approvals and usual contract terms. The Stock Purchase Agreement is attached as Exhibit 2.1 hereto and its terms are hereby incorporated herein by reference.

         On December 18, 1998, the Company issued a press release relating to the execution of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

          (c)     Exhibits:

                   2.1 Stock Purchase Agreement, dated as of December 18, 1998, by and between InPhyNet Administrative Services, Inc. and America Service Group Inc.

                  99.1 Press Release of America Service Group Inc., dated December 18, 1998.


                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           AMERICA SERVICE GROUP INC.



                           /s/ Michael Catalano
                           ------------------------------
                           By:    Michael Catalano
                                  President and
                                  Chief Executive Officer

Dated: January 4, 1998